Exhibit 99.1

Accelerate Diagnostics Announces Agreements to Exchange Approximately $51 Million in Principal Amount of Its 2.50% Convertible Senior Notes due 2023 for Common Stock

TUCSON, Ariz., September 23, 2021 — Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced that it has entered into separate, privately negotiated exchange agreements with certain holders of its 2.50% Convertible Senior Notes due 2023 (the “Notes”). Under the terms of these exchange agreements:

(1) certain holder(s) have agreed to exchange with Accelerate Diagnostics approximately $46 million in aggregate principal amount of Notes held by them for 5,945,718 shares of Accelerate Diagnostics’ common stock, which is equal to 129.2547 shares per $1,000 principal amount of Notes exchanged; and

(2) certain holder(s) have agreed to exchange with Accelerate Diagnostics approximately $5 million in aggregate principal amount of Notes held by them for (a) 106,732 shares of Accelerate Diagnostics’ common stock, which is equal to 21.3463 shares per $1,000 principal amount of Notes exchanged plus (b) an additional number of shares of Accelerate Diagnostics’ common stock per $1,000 principal amount of Notes exchanged equal to the sum, for each of the trading days during an agreed upon refence period commencing on September 23, 2021, of the quotient of (i) $41.87 divided by (ii) the daily volume-weighted average price for such trading day.

The exchange transactions are expected to close on September 29, 2021 and October 15, 2021, respectively, subject to the satisfaction of customary closing conditions.

The shares of Accelerate Diagnostics’ common stock issuable in the exchanges have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

This press release does not constitute an offer to sell or a solicitation to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking or may have forward looking implications, such as those, among others, relating to the expected closing of the exchanges of the Notes pursuant to the exchange agreements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, the risks and uncertainties associated with the satisfaction of closing conditions under the exchange agreements. More information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned “Risk Factors” in the company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2021, and in any subsequent reports that the company files with the Securities and Exchange Commission. These forward-looking statements are made only as the date hereof, and, except as required by law, Accelerate Diagnostics undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.